EXHIBIT 99.2
                                                                    ------------



            HOLLINGER INTERNATIONAL MAKES STATEMENT REGARDING LETTER
                          RECEIVED FROM HOLLINGER INC.

NEW YORK, JANUARY 18, 2006 -- Hollinger International Inc. (NYSE: HLR) ("HLR") announced today that it has received a letter from Hollinger Inc. stating that Hollinger Inc. and its wholly owned subsidiary ("Inc.") intend to nominate two of Inc.'s directors to serve as directors of HLR at the Annual Meeting of Stockholders scheduled for January 24, 2006. The two directors of Inc. chosen by Inc. as their candidates are Randall Benson, Inc.'s Chief Restructuring Officer, and Stanley M. Beck, a director of Inc. As Inc. has a majority of the voting power of the HLR voting shares, through Inc.'s ownership of the HLR Class B super-voting shares, Inc. will be in a position to elect its nominees at the Annual Meeting.

HLR's Board of Directors will consider its options under these circumstances, including with respect to the Illinois Court Order, dated January 16, 2004, issued by the United States District Court for the Northern District of Illinois in the matter of UNITED STATES SECURITIES AND EXCHANGE COMMISSION v. HOLLINGER INTERNATIONAL, INC. Under the Illinois Court Order, Richard C. Breeden is to become Special Monitor of HLR immediately upon the occurrence of certain events, including the election of a new person to the Board of Directors of HLR unless that person is nominated with the concurrence of 80% of the then incumbent directors. The Special Monitor's mandate would be, among other matters, to protect the interests of the non-controlling shareholders of HLR to the extent permitted by law.

HLR intends to make a further announcement as soon as it has determined its course of action in this matter.

Hollinger International Inc. (www.hollingerinternational.com) is a newspaper publisher whose assets include The Chicago Sun-Times and a large number of community newspapers in the Chicago area.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result" or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Hollinger International with the Securities and Exchange Commission, including in its Forms 10 K and 10 Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

CONTACTS:
Molly Morse / Jeremy Fielding
Kekst and Company
212-521-4826/4825
molly-morse@kekst.com
jeremy-fielding@kekst.com